Exhibit 99.1

Jet.AI Announces Commencement of Exchange Offer and Consent Solicitation Relating to Warrants

LAS VEGAS, June 27, 2024 (GLOBE NEWSWIRE) — Jet.AI Inc. (“Jet.AI” or the “Company”) (NASDAQ: JTAI), an innovative private aviation and artificial intelligence (“AI”) company, today announced the commencement of an exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding (i) redeemable warrants to purchase shares of Company common stock, par value $0.0001 per share (the “common stock”), which warrants trade on The Nasdaq Capital Market under the symbol “JTAIW” (the “redeemable warrants”), (ii) merger consideration warrants to purchase shares of common stock, which warrants trade on the Nasdaq Capital Market under the symbol “JTAIZ” (the “merger consideration warrants”), and (iii) private placement warrants to purchase shares of common stock (the “private placement warrants” and, together with the redeemable warrants, and public warrants, the “warrants”). The purpose of the Offer and Consent Solicitation is to simplify the Company’s capital structure and reduce the potential dilutive impact of the warrants.

The Company is offering to all holders of the redeemable warrants and all the holders of the private placement warrants the opportunity to receive 0.3054 shares of Company common stock in exchange for each such outstanding warrant tendered by the holder and exchanged pursuant to the Offer. The Company is offering to all holders of the merger consideration warrants the opportunity to receive 1.0133 shares of Company common stock in exchange for each outstanding merger consideration warrant tendered by the holder and exchanged pursuant to the Offer.

Concurrently with the Offer, the Company is also soliciting consents from holders of the redeemable warrants and the private placement warrants to amend the warrant agreement that governs the redeemable warrants and the private placement warrants (the “2021 Warrant Agreement”) to permit the Company to require that each redeemable warrant and each private placement warrant that is outstanding upon the closing of the Offer to be exchanged for 0.2749 shares of common stock, which is a ratio 10% less than the exchange ratio applicable to the Offer (the “2021 Warrant Amendment”). Pursuant to the terms of the 2021 Warrant Agreement, all except certain specified modifications or amendments require the vote or written consent of holders of at least a majority of the outstanding redeemable warrants; provided that any amendment solely to the private placement warrants requires the vote or written consent of holders of at least a majority of the outstanding private placement warrants. In addition, the Company is soliciting consents from holders of the merger consideration warrants to amend the warrant agreement that governs the merger consideration warrants (the “2023 Warrant Agreement”) to permit the Company to require that each merger consideration warrant that is outstanding upon the closing of the Offer to be exchanged for 0.9120 shares of common stock, which is a ratio 10% less than the exchange ratio applicable to the Offer (such amendment, the “2023 Warrant Amendment”). Pursuant to the terms of the 2023 Warrant Agreement, all except certain specified modifications or amendments require the vote or written consent of holders of at least 65% of each of the outstanding merger consideration warrants.

The Offer and Consent Solicitation are being made pursuant to a prospectus/offer to exchange, dated June 27, 2024 (the “Prospectus/Offer to Exchange”), and Schedule TO, dated June 27, 2024 (the “Schedule TO”). The Offer and Consent Solicitation will expire at 11:59 p.m., Eastern Time, on July 25, 2024, or such later time and date to which the Company may extend.

The Company’s Common Stock and its redeemable warrants and merger consideration warrants are listed on Nasdaq under the symbols “JTAI”, “JTAIW” and “JTAIZ”, respectively. As of June 26, 2024, the Company has 12,755,144 shares of common stock outstanding, and 9,859,220 redeemable warrants, 7,433,405 merger consideration warrants and 5,760,000 private placement warrants outstanding.

About Jet.AI

Jet.AI operates in two segments, Software and Aviation, respectively. The Software segment features the B2C CharterGPT app and the B2B Jet.AI Operator platform. The CharterGPT app uses natural language processing and machine learning to improve the private jet booking experience. The Jet.AI operator platform offers a suite of stand-alone software products to enable FAA Part 135 charter providers to add revenue, maximize efficiency, and reduce environmental impact. The Aviation segment features jet aircraft fractions, jet card, on-fleet charter, management, and buyer’s brokerage. Jet.AI is an official partner of the Las Vegas Golden Knights, 2023 NHL Stanley Cup® champions. The Company was founded in 2018 and is based in Las Vegas, NV and San Francisco, CA.

Important Additional Information Has Been Filed with the SEC

Copies of the Schedule TO and Prospectus/Offer to Exchange will be available free of charge at the website of the U.S. Securities and Exchange Commission (the “SEC”) at www.sec.gov. Requests for documents may also be directed to Morrow Sodali LLC at Toll-Free (800) 662-5200 or (203) 658-9400 or via the following email address: JTAI.info@investor.morrowsodali.com. A registration statement on Form S-4 relating to the securities to be issued in the Offer has been filed with the SEC but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell the warrants or an offer to sell or a solicitation of an offer to buy any shares of Company common stock in any state in which such offer, solicitation, or sale would be unlawful before registration or qualification under the laws of any such state. The Offer and Consent Solicitation are being made only through the Schedule TO and Prospectus/Offer to Exchange, and the complete terms and conditions of the Offer and Consent Solicitation are set forth in the Schedule TO and Prospectus/Offer to Exchange.

Holders of the warrants are urged to read the Schedule TO and Prospectus/Offer to Exchange carefully before making any decision with respect to the Offer and Consent Solicitation because they contain important information, including the various terms of, and conditions to, the Offer and Consent Solicitation.

None of the Company, any of its management or its board of directors, or the Information Agent or the Exchange Agent makes any recommendation as to whether or not holders of warrants should tender warrants for exchange in the Offer or consent to the Warrant Amendment in the Consent Solicitation.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected timing of the Offer and Consent Solicitation. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including, but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Registration Statement on Form S-4, filed June 27, 2024, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.

Contacts:

Gateway Group, Inc.

949-574-3860

Jet.AI@gateway-grp.com

Document Requests:

Morrow Sodali LLC

800-662-5200 or 203-658-9400

JTAI.info@investor.morrowsodali.com